                                                                   EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Amendment No. 1 to Form S-4 of our report dated September 19, 1996, on our audit of the combined balance sheet of Grand Central Sanitation, Inc. and Related Companies as of December 31, 1995, and the related combined statements of income, stockholders' equity and cash flows for the year then ended, which is included in USA Waste Services, Inc.'s Current Report on Form 8-K/A dated November 15, 1996.


                                          BUCKNO LISICKY & COMPANY


Allentown, Pennsylvania
November 18, 1996